Columbia: 1074575 v.1
Columbia: 973019 v.1

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                                   ----------

         Date of Report (Date of earliest event reported): June 25, 2008


                           COMMUNITY BANKSHARES, INC.

Incorporated under the      Commission File No. 001-12341      I.R.S. Employer
laws of South Carolina                                        Identification No.
                                                                  57-0966962

                               102 Founders Court

                        Orangeburg, South Carolina 29118

                             Telephone: 803-535-1060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

         On June 25, 2008, the Registrant entered into an Agreement and Plan of Merger (the "Agreement") among the Registrant, Community Resource Bank, N.A., the Registrant's wholly-owned subsidiary (the "Bank"), and First Citizens Bank and Trust Company, Inc. ("FCB"), providing for the merger of the Registrant and the Bank with and into FCB. FCB will be the surviving corporation of the merger and will become the sole owner of the subsidiaries of the Registrant and the Bank. The following summary of the Agreement is qualified in its entirety by reference to the Agreement, which is included as Exhibit 2 to this filing.

         FCB is a South Carolina state-chartered bank with its principal place of business in Columbia, South Carolina. FCB is a wholly-owned subsidiary of First Citizens Bancorporation, Inc., a privately held South Carolina business corporation, which is registered as a bank holding company with the Board of Governors of the Federal Reserve System.

         The Agreement provides for the payment of $21.00 in cash in exchange for each outstanding share of the Registrant's common stock, and further provides that holders of derivative securities will be offered cash in an amount equal to the difference between $21.00 per share and the exercise price of the derivative security. The merger is subject to regulatory approvals of state and federal banking regulators, and is further subject to the affirmative vote of 2/3 of the Registrant's shareholders. No vote of FCB shareholders is required.

         The Agreement provides representations, warranties and covenants of the parties, and conditions precedent to the obligations of the parties to consummate the merger, that are customary for mergers in which the consideration to be paid is all cash. The Agreement contains standard provisions for termination by the parties, including, among other reasons, termination as a result of material inaccuracy of representations or warranties; failure to comply with covenants; material adverse change in consolidated financial condition or results of operations or ability to consummate the merger, and, as to the Registrant, also any material adverse change in its prospects, businesses, investments, properties, loan portfolio, operations, or ability to carry on its business as presently conducted; failure to obtain regulatory approvals or approval of the Registrant's shareholders; or failure to close by the date specified in the Agreement.

         In addition, the Registrant has the right to terminate the Agreement if the Registrant receives a "superior proposal." The Agreement defines "superior proposal" as an unsolicited, bona fide, written offer made by a third party to consummate an "acquisition proposal" that the Registrant's Board of Directors determines, in good faith, after consulting with its outside legal counsel and its financial adviser, would, if consummated, result in a transaction that is more favorable to the Registrant's shareholders than the transactions contemplated by the Agreement with FCB, and the Registrant actually enters into an acquisition agreement with such party. An "acquisition proposal" is defined as any proposal or offer with respect to any of the following (other than the transactions described in the Agreement with FCB): (a) any merger, consolidation, share exchange, business combination, or other similar transaction involving the Registrant or the Bank; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of any branch office of the Bank or of 25% or more of the Registrant's consolidated assets to any other person, entity or group in a single transaction or series of related transactions; or
(c) any tender offer or exchange offer for 25% or more of the outstanding shares of the Registrant's or the Bank's capital stock, or the making of any filing with the SEC in connection therewith. However, prior to any such termination as a result of receiving a superior proposal, the Registrant must give FCB ten days in which FCB may, if it so elects, adjust the terms of the Agreement with FCB to allow the transaction with FCB to go forward.

         If either FCB or CBI terminates the Agreement as a result of violation by the other party of, or failure fully to perform, its obligations, covenants or agreements, or as a result of any of the other party's representations or warranties being false or misleading, or as a result of any event that has occurred that could cause such representations and warranties to become false and misleading, then the violating party must pay to the terminating party an amount equal to the terminating party's aggregate documented out-of-pocket expenses actually incurred by it in negotiating and preparing the Agreement, performing due diligence, and otherwise in connection with or attempting to consummate the transactions described therein. In all other cases in which FCB or CBI terminates the Agreement each party shall pay his, her or its own costs and expenses.

         The  Registrant  must pay FCB a  termination  fee of  $1,000,000 if the
Agreement is terminated under the following circumstances: (A) if Registrant terminates the Agreement as a result of obtaining a superior proposal; or (B)
(i) if FCB terminates the Agreement for violation of, or failure of the Registrant or the Bank fully to perform, its obligations, covenants and agreements where the failure to fully perform any of such obligations, covenants or agreements that gives rise to such termination was for reasons reasonably within the Registrant's or the Bank's control, and at any time after the date of the Agreement and prior to the date of such termination an acquisition proposal has been publicly announced, disclosed or communicated or otherwise made known to the senior management or Board of Directors of the Registrant or the Bank;
(ii) if FCB or the Registrant terminates the Agreement as a result of failure of Registrant's shareholders to approve to merger and in either such case an acquisition proposal has been publicly announced or disclosed by, or communicated or made known to, the senior management or Board of Directors of the Registrant or the Bank at any time after the date of the Agreement and prior to the date of the Registrant's shareholders' Meeting or, in the case of a termination by FCB as a result of the Registrant's shareholders' meeting not being held by the date specified in the Agreement, prior to the date of such termination; (iii) if FCB terminates the Agreement because the proxy statement distributed by the Registrant to its shareholders in connection with the Registrant's shareholders' meeting does not state that the Registrant's Board of Directors considers the merger to be advisable and in the best interests of the Registrant and its shareholders and that the Board recommends that Registrant's shareholders vote for approval of the Plan of Merger (or, after having made such a recommendation in the proxy statement, the Board withdraws, qualifies or revises that recommendation in any material respect), and where such failure to recommend approval is a result of the Registrant's Board of Directors reasonable good faith belief, after consultation with and receipt of the advice of its outside legal counsel and financial advisers, that such a recommendation would violate the directors' duties or obligations as such to the Registrant or to its shareholders under applicable law as a result of the Registrant's receipt of a superior proposal; (iv) if FCB terminates the Agreement because the merger has not become effective by March 31, 2009, or such later date as shall be mutually agreed among the parties, and where the reason the merger has not become effective on or before such date is within the reasonable control of the

Registrant and the Bank; AND, in the case of a termination  described in (B)(i),
(ii), (iii) or (iv) above, if at any time after the date of the Agreement and before the date 12 months after the date of such termination by FCB, (a) the Registrant or the Bank shall have executed, entered into or otherwise become bound by an acquisition agreement with respect to a superior proposal, (b) either of their Boards of Directors has accepted, approved, endorsed, recommended or otherwise taken or agreed to any action in furtherance of, any acquisition proposal, or (c) any filing has been made with the SEC in connection with an acquisition proposal.

         The Agreement also contains customary cross indemnification provisions for directors, officers, attorneys, financial advisers and consultants in the event the Agreement is terminated and the merger is not consummated. The Agreement may be amended by mutual agreement of the parties, but after approval of the Registrant's shareholders, no amendment may be made to the merger consideration without further approval of such shareholders. The Agreement is governed by the laws of the State of South Carolina.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.    Description of Exhibit

Exhibit 2      Plan  and  Agreement  of  Merger,  dated  June  25,  2008,  among
               Community Bankshares, Inc., Community Resource Bank, N.A. and First Citizens Bank and Trust Company, Inc.

Exhibit 99     Press release issued June 26, 2008 announcing the proposed merger

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          COMMUNITY BANKSHARES, INC.
                                          (Registrant)



Date:  July 1, 2008                       s/William W. Traynham
                                          --------------------------------------
                                          William W. Traynham
                                          President and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.     Description of Exhibit

Exhibit 2      Plan  and  Agreement  of  Merger,  dated  June  25,  2008,  among
               Community Bankshares, Inc., Community Resource Bank, N.A. and First Citizens Bank and Trust Company, Inc.

Exhibit 99     Press release issued June 26, 2008 announcing the proposed merger